Exhibit 10.4


THIS AGREEMENT is made the 20th day of October, 1998.

BETWEEN.

ENTERTAINMENT WORLD LIMITED A.C.N. 006 222 395 being a company duly incorporated pursuant to the Cowrations Law, the registered office of which is situated at Suite 2.3. 320 St Kilda Road, St Kilda in the State of Victoria. Australia (EWL)

                                                                 of the one part

AND

ASIA LEARNING WORLD PTE LTD being a company duly incorporated pursuant to the laws of Singapore and having its offices situated at No. 14-02/03, FORUM, 583 Orchard Road. Singapore 238884 (ALW)

of the second part

WHEREAS:

A.     ALW provides pay Channels to customers in the Asian region.

B.     EWL has  expertise  in  developing  and managing  educational  television
       channels  Including   selecting  and  acquiring   programs,   scheduling,
       technical and distance education operations

C. ALW has agreed to appoint EWL at its exclusive provider of Services in relation to the Channel pursuant to the terms and conditions contained In this Agreement.

NOW THIS AGREEMENT WITNESSES as follows:

1      DEFINITIONS AND INTERPRETATION

1.1    Definitions

              In this agreement including the recitals, unless the context otherwise requires:

              Agreement  means  this  agreement   including  all  annexures  and
              Schedules;

              Channel means the television channel or channels which are within the Territory which are developed or will be developed by ALW for the purpose of telecasting the Programs;

              Channel Schedule means the schedule of programs for the Channel for each Quarter during the Term prepared by EWL from time to time;

              Clause means a clause of his Agreement;

              Commencement Date means the date of this agreement;

              Copyright Agencies means copyright owners societies, any performing rights societies, mechanical rights societies composers, authors, and music publishers in any country where the Channel is telecast;



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              Fees means the fees to paid or payable to EWL In  accordance  with this Agreement as set out in Clause 5. 1 (a);

              Interstitials means the short segments between programs providing for the opportunity to telecast promotions, logos, station identifications and announcements regarding future Programming, contact telephone numbers or any other promotional or marketing material whether for the benefit of the Channel or otherwise;

              Management Fee means be management fee payable by ALW to EWL in respect of each Quarter being thirty-five per cent (35%) of the total of all Fees excluding costs of Play-Out Facilities and costs of licensing program intellectual property;

              Party  means  each  of  ALW  and  EWL  and   Parties   means  them
              collectively;

              Play-Out Facilities mean; the facilities commonly referred to in the pay television industry as play-out and up -link which enable television signals to be telecast, including the provision of satellite related services;

              Program means a television program related to education or having the purpose of educating Subscribers or customers of Subscribers;

              Programming means the services as defined in Clause 3.1 (b);

              Quarter means the three (3) calendar months ending 31st March, 30th June, 30th September and 31st December;

              Schedule means a schedule attached to and forming part of this Agreement;

              Services means the services to be provided by EWL to ALW as more fully set out in Clause 3;

              Subscribers  means the customers of ALW who have  contracted  with
              ALW  to  supply  them  with  television   video;  and  information
              services;

              Term means the period sat out in Clause 6.1 and the period of any renewal of the Contract under Clause 6.2 or such earlier date on which this Agreement Is terminated in accordance with Clause 7:

              Territory means the whole of Asia Including ail sovereign nations or part thereof within Asia; and

              Year means a consecutive period of 365 days or in a leap year a consecutive period of 366 days.

1.2    Interpretation

       In this agreement. including the recitals, unless the context otherwise requires:

       (a) a reference to legislation or to a legislative provision includes all regulations, orders, proclamations, notices or other requirements under that legislation or legislative provision. It also Includes any amendments, modifications or re-enactments of the legislation or legislative provision and any legislation or legislative provision substituted for and any statutory instrument issued underthat legislation or legislative provision;



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       3

       (b) a word denoting the singular number includes the plural number and vice versa;

       (c) a word denoting an individual or person includes a corporation, firm, authority, government or governmental authority and vice versa;

       (d) a word denoting a gender includes all genders;

       (e) a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this Agreement;

       (f) a reference to an i deed, agreement. licence, document or other instrument (including this Agreement) includes a reference to that deed, agreement, licence, document or other instrument as renewed, extended, novated, varied or substituted from time to time;

       (g) a reference to any party to this Agreement or to any other deed agreement, licence, document or other instrument required under this Agreement or for the purposes of this Agreement Includes that party's executors, administrators, substitutes, successors and permitted assigns;

       (h) a reference to a "related corporation" of a body corporate is a body corporate which is related to it under s.50 of the Corporations Act 1989
       (Cth) (Australia);

       (i) a reference to "dollar" or "$" is to an amount in the lawful currency of the United States of America.,

       (j) a reference to a matter being to the knowledge of a person means that the matter Is to the best of the knowledge and belief of that person after proper enquiry Including enquiry which a reasonable person would be prompted to make by reason of knowledge of a fact;

       (k) where under or pursuant to this Agreement or anything done under this Agreement the day on or by which any act, matter or thing Is to be done is not a Business Day such act, matter or thing must be done on the immediately preceding Business Day;

       (l) where under or pursuant to this Agreement or anything done under this Agreement the day on or by which any act, matter or thing is to be done is the 29th, 30th or 31st, lay of any month in which such a day does not occur, such act, matter or thing, must be done on the last day of that month;

       (m) references to clauses are references to clauses of this Agreement;

       (n) a reference to winding up or bankruptcy includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in s.9 of the Corporations Law) and being placed under official management, and to the circumstances and events giving rise to or contributing to such condition or matters, and

1.3    Headings and parts of speech

       In this Agreement, includiriq the recitals:

       (a) headings are for convenience of reference only and do not affect interpretations; and



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4

       (b) where an expression is defined, another part of speech or grammatical form of that expression have, a corresponding meaning.

2      APPOINTMENT OF EWL

2.1 ALW hereby appoints EWL exclusively to provide it with the Services for the Territory during the Term.

2.2 EWL shall provide the Services exclusively to ALW within the Territory and to no other party which may be a competitor of ALW unless otherwise agreed by the parties.

3      PROVISION OF EWL SERVICE

3.1 In consideration of the payment of the Fees and in further consideration of the exclusive agency granted to EWL under Clause 2, EWL will provide the following services to AILW

       (a) development of the corporate image of the Channel including corporate and Channel logos and trade marks which shall become the intellectual property of ALW;

       (b) development, sourcing, production, acquisition and licensing of Programs for the purpose of telecasting same on the Channels, Including the following services:

              (i) dubbing and sub-titling of Programs to be shown on the Channel;

              (ii)   development of Program contents;

              (iii) production of Programs and Interstitials for telecasting during or between programs,

              (iv) developing Program Scheduling and providing hard copies of the Program Scheduling to meet censorship requirements, if any, in the Territory, and

              (v) provision to ALW, within reasonable time of a written request by ALW, copies of all release forms, consents, waivers, license, music cue sheets and all other contracts or authorities required in order to telecast Programs en the Channel;

       (c) negotiating with local and International educational Institutions and like bodies for the supply of Programs and courses for and on behalf of ALW;

       (d) developing a system of franchised outlets for ALW through which ALW will provide educational services in the Territory;


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5

       (e) provide or procure the provision of Play-Out Facilities;

       (f) where ALW Is subject to any litigation or threat of litigation, whether as plaintiff or defendant then EWL shall provide It with all assistance reasonably required including the provision of any documentation in EWL's possession;

       (g) provision of ongoing support in conjunction with operating the Channel Including provision of Information to subscribers of the Channel, educational institutions and other providers of similar services to promote the Channel generally except that nothing in this clause derogates from the obligations of ALW under Clauses 4.2 and 4.3; and

       (h) to provide an Annual Program Plan which is approved by ALW, such approval not to be unreasonably withheld (for the purpose of this sub-Clause, approval shall be deemed to be given by ALW within seven (7) days of receipt of the Annual Program Plan unless otherwise notified to EWL by notice in writing).

3.2 Notwithstanding anything a so contained herein, EWL shall not be required to contribute to any costs of the Channel, whether of a capital nature or otherwise, unless specifically required herein and ALW shall indemnify EWL In respect of any amounts so paid or payable by EWL.

4      RESPONSIBILITIES OF ALW

ALW shall, in consideration of the Services provided by EWL under this document:

4.1    pay to EWL all of the Fees n accordance with Clause 5;

4.2 be responsible for all royalty or licence payments in respect of any intellectual property including technology, computer software, commercial film footage, music, talent, research and information database issued as part of any ALW delivery platform and technology Integration, to any Copyright Agency or any other entity; and

4.3 be responsible for all marketing, promotion, advertising and publicity of the Channel and the other Services including all costs associated with same.

5      FEES

       5.1 In consideration  of the provision of the Services,  ALW shall pay to
       EWL:

       (a) all of the costs Incurred by EWL in respect of the provision of the Services as agreed to by the parties; and

       (b) Management Fees



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6

5.2    The Fees shall be pre-estimated on the basis of the following items:

       (a) quarterly program; acquisition, Programming and licensing fees as budgeted by the parties bi-annually;

       (b) quarterly Play-Out Facility costs of operation as budgeted by the parties bi-annually.,

       (c) quarterly education al support costs of establishing and maintaining a franchise network of learning centres, maintaining relations with institutions and other educational providors as budgeted by the parties bi-annually;

       (d) quarterly staffing and overhead costs of EWL as budgeted by the parties on a bi-annual basis; and

       (e) quarterly costs relating to any other Services as budgeted by the parties on a bi-annual basis.

5.3 ALW shall pay to EWL the pre -"estimate of Fees calculated under Clause 52 within seven (7) days of the commencement of each Quarter.

5.4 All payments to EWL under this Agreement shall be made by way of a telegraphic transfer in cleared funds o the account of EWL at the ANZ Banking Group Ltd, Melbourne, details of which will be advised In due course.

5.5    Within one (1) week after the end of each Quarter:

       (a) EWL shall provide a statement setting out the actual Fees Incurred by it during the previous Quarter and the Management Fees payable by ALW in respect of that Quarter (Statement);

       (b) the Statement shat Include, among other things, copies of all relevant invoices which support its claims set out in the Statement; and wherever required or auditing purposes, EWL shall provide, within reasonable time, originals of at invoices which support its claims set out in the Statement.

5.6 Where the total amount owl id to EWL under the Statement (including the Management Fees):

       (a) exceeds the amount it actually paid to EWL in respect of the relevant Quarter pursuant to Clause 5.2, then ALW shall pay the balance of the amount owing to EWL within one (1) week of the date of the Statement; or

       (b) is less than the amount actually paid to EWL in respect of the relevant Quarter pursuant to Clause 5.2, then the parties shall adjust the balance overpaid to EWL against the pi e-estimate of Fees payable by ALW pursuant to Clause 5.2 In respect of the next Quarter.



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7

5.7 Without limiting EWLs legal rights for any breach of these provisions, EWL shall be entitled to interest payable on demand at the rate of two per cent (2%) per month or proportionately thereof for any amounts outstanding to it by ALW calculated 30 days after the date due for payment.

6      TERM

       6.1 The agreement between AL.W and EWL shall commence on the Commencement Date and unless terminated earlier by agreement between the parties, shall continue until the date five (5) years after the Channel goes live to air.

       6.2 Subject to termination pursuant to Clause 7, the Agreement shall be automatically renewed for further successive periods of three (3) Years at the expiry of the initial term or any renewed term.

7      TERMINATION OF AGREEMENT

7.1    This Agreement shall be terminated:

       (a) where either party this Agreement in its absolute discretion gives written notice of its intention not to renew the Agreement under Clause
       6.2 at least eighteen (18) months prior to the expiry date of that term, on the expiry date of that term or

       (b) where either party fails or neglects to discharge any obligation, covenant, condition, term, agreement or warranty imposed by this Agreement or otherwise and is provided written notice of such breach and fails to remedy the breach within thirty (30) days of the date of the notice, on the thirtieth day from the date of the notice.

7.2    Termination  of this  Agreement  for any of the reasons set out in Clause
       7.1 shall have the following effect:

       (a) ALW shall pay to EWL all Fees, Management Fees and payments due under the Agreement to EWL up to the date of termination; or

       (b) EWL shall pay to ALW all surplus Fees, Management Fees and over-payments due under the Agreement to ALW up to the date of termination; and

       (c) each party will remain entitled to enforce any claims against the other party arising from any t, each of the Agreement that may have occurred before termination.



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8

8      CONFIDENTIAL INFORMATION

8.1 ALW shall not. except as authorised or required by this Agreement, reveal to any person or persons or company or any of them or make use for its own benefit any of the trade secrets, secret or confidential operations, processes or dealings or any Information concerning the organisation, business, finances, transactions or affairs of EWL or any of its related entities which may come to its knowledge during the term of this Agreement and shall keep with complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such Information in any manner which may Injure or cause loss, either directly or indirectly, to EWL or its business or may be likely to do so.

8.2 The restriction contained in clause 8.1 shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information which may come into the public domain.

8.3 ALW may also obtain during the course of this Agreement, by reason of this Agreement, knowledge of the trade secrets or other confidential Information of any related entity to EWL and ALW hereby agree that it will at the request of such entity, and at the cost of EWL, enter into a direct agreement or undertaking with any such entity whereby it will accept restrictions corresponding with the restrictions contained in this Agreement and the Program as such entity may reasonably require for the protection of Its legitimate business Interests.

9      INTELLECTUAL PROPERTY RIGHTS

Notwithstanding anything else combined In this Agreement, all intellectual property created by virtue or as a result of this Agreement shall vest in and become the property of ALW unless otherwise agreed to in writing by the parties.

10     GENERAL

10.1 None of the terms or conditions of this Agreement, nor any act. matter or thing done under or by virtue of, or In connection with, this Agreement will operate as a merger of any of the rights and remedies of EWL or ALW In or under this Agreement or otherwise. All such rights and remedies of the EWL and ALW will continue in full force and effect.

10.2 Unless application is mandatory by taw, no statute, ordinance, proclamation, rule, order, regulation. moratorium or decree of any governmental or other authority. present or future, will apply to this Agreement so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect any rights, powers, remedies or discretions given or accruing to EWL or ALW under this Agreement.

10.3 To the extent permissible a: law, ALW must immediately upon demand pay to EWL an amount equivalent to any moneys paid by EWL in respect of any liability imposed on ALW under or by virtue of this Agreement, notwithstanding that any statute, ordinance, proclamation, rule, order regulation, moratorium or decree of any governmental or other authority, present or future, directly or indirectly, Imposes such liability upon EWL.

10.4 Neither party may assign the benefit of this Agreement to any third party until that party shall first obtain the written consent of the other party which consent shall not be unreasonably withheld and in any event ALW shall remain liable to EWL for all Its obligations hereunder notwithstanding any such assignment.

10.5 If any provision of this Agreement is, or at any time becomes, prohibited by, or unlawful under, any applicable law, regulation or other condition actually applied or otherwise becomes void or unenforceable, it will be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement and the remaining provisions will, to the extent permitted by the relevant law, regulation or other condition, continue in full force and effect.

10.6 Any prohibited, unlawful, void or unenforceable provision will be replaced immediately by an allowable, lawful, effective and enforceable provision which so far as possible achieves the same economic benefit

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       or  burden  for  both  parties  as  the  prohibited,  unlawful,  void  or unenforceable provision was intended to achieve.

10.7 All obligations of ALW and EWL under this Agreement will survive the expiration or termination of this Agreement to the extent required for their full observance and performance.

10.8 Neither this Agreement nor any provision of this Agreement may be amended, modified, waived, discharged or terminated orally.

10.9 No variation, modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.

10.10 If there is any defect in the execution of this Agreement by the parties, that party will re-execute or ratify its purported execution. That re-execution or ratification will relate back to the original purported execution by that party.

10.11 This Agreement may be executed in any number of counterparts all of which, when taken together, will constitute one and the same Instrument.

10.12 (a) A notice required or permitted to be given by one party to another under this Agreement must be in writing and Is treated as being duly given if It is transmitted by facsimile to that other party's facsimile number.

       (b) A notice given to a party, in accordance with this Clause Is treated as having been duly given and received on the day of transmission (9 a business day) or, if not a business day, on the next succeeding business day (if given by facsimile and sent to the facsimile receiver number of that party and no Intimation having been received that the notice had not been received, whether that intimation comes from that party or from the operation of facsimile machinery or otherwise).

10.13 This Agreement will be construed in accordance with the law of the State of Victoria, Australia, and the law of the State of Victoria, Australia will be the proper law of this Agreement. The parties agree to submit to the non-exclusive jurisdiction of the courts of that State and any courts which may hear appeals therefrom.

10.14 Each party to this Agreement shall do, sign and execute all deeds, schedules, acts, documents and things as may reasonably be required by the other party effectively to carry out and give effect to the terms and intentions of this Agreement.

10.15 (a) All stamp duty on or in respect of this Agreement or the transfer or assignment of any property or in respect of any instrument or transaction contemplated by this Agreement shall be borne and paid by ALW

       (b) Other than the costs referred to above. each party shall be responsible for its own legal and financial advice relating to this Agreement.

10.16 A waiver by either party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future or of any other or subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained In this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

10.17 This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained and supersedes all prior understanding and agreements of the parties hereto. Each party acknowledges that no representation, inducement, promise or agreement oral or written with reference to the subject matter hereof have been made other than as expressly set forth herein. It is expressly agreed that save as otherwise provided herein the contract is an entire contract and neither party shall be entitled to demand performance until the performance of their own obligations in their entirety.

10.18 This Agreement may only )a varied in writing executed by the parties hereto or their assigns.



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10.19  References  to any  statutory  enactment  or code shall be  construed  as including references to the enactment it or code as amended or modified from time to time and in the event that the enactment or code Is repeated shall Include references to any enactment or code which replaces the subject enactment or code and any amendments or modifications thereto from time to time.

10.20 The relationship between the parties hereto is that of principal and independent contractor and nothing herein shall or is intended to create the relationship between or render either party a joint venturer, employee, partner or otherwise of the other party.


EXECUTED AS AN AGREEMENT

SIGNED FOR AND ON BEHALF of
ENTERTAINMENT WORLD LIMITE D                                   HARRY A. HILL
 ACN 006 222 395 its duly authorised
representative HARRY A. HILL
in the presence of:



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Witness - signature

Evan McClegon

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Witness - print name

SIGNED FOR AND ON BEHALF OF

ASIA LEARNING WORLD PTE LTD
by its authorised representative LAWRENCE LIM
in the presence of:                                             LAWRENCE LIM


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Witness - signature

  SHELLY LEONG

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Witness - print name